Exhibit 3

                                             [COMPOSITE VERSION AS AMENDED
                                                    THROUGH AUGUST 1, 1997]


                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         POINT WEST CAPITAL CORPORATION
                         (F/K/A DIGNITY PARTNERS, INC.)


     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, Point West Capital Corporation (f/k/a Dignity Partners, Inc.), a Delaware corporation (the "Company"), does hereby certify as follows:

          1. The original Certificate of the Company was filed in the Office of the Secretary of State of the State of Delaware on September 8, 1992.

          2. This Second Amended and Restated Certificate of Incorporation Of the Company has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

          3. The text of the Certificate of Incorporation of the Company is hereby amended and restated in its entirety to read as follows:


                                    ARTICLE I
                                    ==========

                  The name of the corporation (the "Corporation") is Point West Capital Corporation.


                                   ARTICLE II
                                   ==========

                  The address of the Corporation's registered office in the State of Delaware is Chemical Bank Plaza, Suite 1600, 1201 N. Market Street, City of Wilmington, County of New Castle, 19801. The name of the Corporation's registered agent at such address is Registered Agents, Ltd.

                                   ARTICLE III
                                   ============

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV
                                   ============

                  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is seventeen million (17,000,000) shares of capital stock comprised of (i) fifteen million (15,000,000) shares of Common Stock, par value $.01 per share (the
"Common Stock"), and (ii) two million (2,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                                    ARTICLE V
                                    ===========

     The Preferred Stock may be issued in one or more series. The Board of Directors of the Corporation is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of such series. The authority of the Board of Directors of the Corporation with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

  (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

  (b) the voting powers, if any, of such series and whether such voting powers are full or limited;

  (c) the redemption provisions,if any,applicable to such series, including the redemption price or prices to be paid;

  (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate (or the manner of determining the same) of such series, the form and manner of, and conditions to, payment of dividends on such series, and the dates and preferences of dividends on such series;

  (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

  (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the price or prices or rates of exchange (or the manner of determining the same) applicable thereto;

  (g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

  (h)     the sinking fund provisions, if any, applicable to such series; and

  (i) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board of Directors of the Corporation and stated in the resolution or resolutions providing for the
issuance  of  such  series  of  Preferred   Stock  (each  a   "Preferred   Stock
Designation").

          Convertible Cumulative Pay-in-Kind Preferred Stock
          --------------------------------------------------

          The following is a statement of the powers, preferences, rights, qualifications, limitations and restrictions of the series, consisting of 135,000 shares, $.01 par value, of the Convertible Cumulative Pay-in-Kind Preferred Stock.

     1.  Designation  and Amount.  The shares of such series of Preferred  Stock
         ------------------------
shall be designated as "Convertible Cumulative Pay-in-Kind Preferred Stock" (the "Convertible Preferred Stock"), and the number of shares constituting such series shall be 35,000, plus up to 100,000 additional shares of Convertible Preferred Stock issued as dividends on the Convertible Preferred Stock pursuant to Section 3 hereof. The initial liquidation preference of the Convertible Preferred Stock and related Convertible Preferred Stock Rights shall be $100 per share or right (the "Liquidation Value").

     2. Rank. The Convertible  Preferred  Stock shall,  with respect to dividend
        -----
rights and rights on liquidation, winding up and dissolution, rank (i) senior to both the Corporation's Common Stock, and to all classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are junior to the Convertible Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Corporation or which do not specify their rank (collectively with the Common Stock, the "Junior Securities"); (ii) on a parity with each other class of capital stock or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank on a parity with the Convertible Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as "Parity Securities"), provided that any such Parity Securities that were not
                        --------
approved  by the  holders of  Convertible  Preferred  Stock in  accordance  with
Section 7(b) hereof shall be deemed to be Junior Securities and not Parity Securities; and (iii) junior to each other class of capital stock or other series of Preferred Stock issued by the Corporation after the date hereof the terms of which have been approved by the holders of the Convertible Preferred Stock in accordance with Section 7(b) hereof and which specifically provide that such class or series will rank senior to the Convertible Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as "Senior Securities").

     3. Dividends. (a)  The holders of shares of the Convertible Preferred Stock
        ----------
shall be entitled to receive, out of funds legally available therefor, dividends per share at the annual rate of eight percentum (8%) of the Liquidation Value. Such dividends shall be cumulative and shall accrue and be payable in equal quarterly amounts per share of two percentum (2%) of the Liquidation Value per share on March 1, June 1, September 1 and December 1 in each year (each of such dates being a "Dividend Payment Date"), to holders of record at the close of business on the date specified by the Board of Directors at the time such dividend is declared (the "Record Date"), in preference to dividends on the Junior Securities, commencing on the Dividend Payment Date next succeeding the Issue Date. Any such Record Date shall be not less than 10 days and not more than 30 days prior to the relevant Dividend Payment Date. All dividends with respect to shares of Convertible Preferred Stock shall be paid in additional shares of Convertible Preferred Stock and not in cash. Dividend payments shall be made by issuing shares (or fractions thereof) of Convertible Preferred Stock with an aggregate Liquidation Preference equal to the amount of such dividends. All dividends paid with respect to shares of Convertible Preferred Stock pursuant to this Section 3 shall be paid pro rata to the holders entitled thereto. All shares of Convertible Preferred Stock issued as a dividend with respect to the Convertible Preferred Stock will thereupon be duly authorized, validly issued, fully paid and nonassessable.

     (a) In the case of shares of Convertible Preferred Stock issued on the Issue Date, dividends shall accrue and be cumulative from such date. In the case of shares of Convertible Preferred Stock issued subsequent to the Issue Date, dividends shall accrue and be cumulative from the Specific Issue Date relating thereto. In the case of shares of Convertible Preferred Stock issued as a dividend on shares of Convertible Preferred Stock, dividends shall accrue and be cumulative from the Dividend Payment Date (which shall be the Specific Issue
Date) in respect of which such shares were issued as a dividend.

     (b) Each fractional share of Convertible Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Convertible

Preferred Stock pursuant to paragraph (a) of this Section 3, and all such dividends with respect to such outstanding fractional shares shall be cumulative and shall accrue (whether or not declared), and shall be payable in the same manner and at such times as provided for in paragraph (a) of this Section 3 with respect to dividends on each outstanding share of Convertible Preferred Stock. Each fractional share of Convertible Preferred Stock outstanding shall also be entitled to a ratably proportionate amount of any other distributions made with respect to each outstanding share of Convertible Preferred Stock, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding share of Convertible Preferred Stock.

     (c) (i) So long as any shares of the Convertible Preferred Stock are outstanding, the Corporation shall not, without the prior consent of the holders of at least two-thirds of the outstanding Convertible Preferred Stock, make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or retirement of, any Junior
Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, whether directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than dividends or distributions payable in additional shares of Junior Securities to holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities.

     (ii) So long as any shares of the Convertible Preferred Stock are outstanding, the Corporation shall not, without the prior consent of the holders of at least two-thirds of the outstanding Convertible Preferred Stock, declare, pay or set apart for payment any dividend or make any distribution or payment on any Junior Securities or Parity Securities, or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or retirement of, Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Parity Securities, whether directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than dividends or distributions payable in additional shares of Parity Securities to holders of Parity Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Parity Securities, and thereafter, neither the Corporation nor any Corporation or other entity directly or indirectly controlled by the Corporation shall make any such declaration, payment, setting apart for payment, purchase, redemption, retirement or distribution.

     4.  Liquidation   Preference.   (a) In  the  event  of  any  voluntary  or
         -------------------------
involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each holder of shares of Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to 100% of the Liquidation Value for each share of Convertible Preferred Stock then outstanding held by such holder, plus an amount in cash equal to all accrued but unpaid dividends (including all Convertible Preferred Stock Rights) thereon to the date of liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Convertible Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Convertible Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full.

     (a) For the purposes of this Section 4, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with any one or more other corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

     5. Redemption.  (a)  The Corporation may, at its option, redeem in whole at
        -----------
any time or in part from time to time (and,  if in part, by lot or pro rata from
                                                                   --- ----
each holder as the Corporation shall elect), in the manner hereinafter provided, shares of Convertible Preferred Stock, at a redemption price per share, payable in cash, equal to 100% of the Liquidation Value thereof plus 100% of the sum of accrued and unpaid dividends thereon (including an amount equal to a prorated dividend from the last Dividend Payment Date immediately prior to the redemption date).

     (a) (i) In the event that the Corporation shall redeem shares of Convertible Preferred Stock pursuant to Section 5 (a) hereof, notice of such redemption shall be mailed by first-class mail, postage prepaid, not less than 30 days or more than 60 days prior to the redemption date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Corporation; provided, however, that failure to
                                            --------   -------
give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares so to be redeemed except as to the holder to whom the Corporation has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Convertible Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed and the manner in which such shares were selected for redemption; (iii) the redemption price per share; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) that the holder's right to convert such shares into shares of Common Stock shall terminate on the close of business on the third Business Day preceding such redemption date.

     (i) Notice by the Corporation having been mailed as provided in Section 5(b)(i) hereof, and provided that on or before the applicable redemption date funds, if any, necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for or entitled to redemption, so as to be and to continue to be available therefor, then, from and after the redemption date (unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid), dividends on the shares of Convertible Preferred Stock so called for or entitled to redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Convertible Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the applicable redemption price and any accrued and unpaid dividends from the Corporation to the date of redemption, and the right to convert such shares into shares of Common Stock which shall continue until the close of business on the third Business Day preceding the date of redemption) shall cease. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and a notice by the Corporation shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price as aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

     6. Reacquired Shares.  Shares of Convertible Preferred Stock that have been
        -----------------
issued and reacquired in any manner, including shares reacquired by purchase, redemption or conversion pursuant to Section 8 hereof, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock other than the Convertible Preferred Stock.

     7. Voting  Rights.  In addition to any voting  rights  provided by law, the
        --------------
holders of Convertible Preferred Stock shall have the following voting rights:

     (a) General. Except as required in this Article V and as otherwise required
         -------
by law, shares of Convertible Preferred Stock (including shares received as dividends thereon) shall have no voting rights.

     (b) Voting  Rights On  Extraordinary  Matters.  In  addition to any vote or
         -----------------------------------------
consent of stockholders required by law, the approval of holders of two-thirds of the outstanding shares of Convertible Preferred Stock, voting as a class, shall be required (i) to amend the Certificate of Incorporation of the Corporation to increase the authorized number of shares of Preferred Stock or to authorize the creation or issuance, or the increase in the authorized amount, of any Parity Securities or Senior Securities, or to authorize the creation or issuance of securities convertible into or exchangeable for, or options, warrants or other rights to acquire, any Parity Securities or Senior Securities,
(ii) to reclassify any series of Junior Securities to Senior Securities or Parity Securities, (iii) to amend, repeal or change any of the provisions of the Certificate of Incorporation of the Corporation or the provisions of this
Article V in any manner that would alter or change the powers, preferences or special rights of the shares of Convertible Preferred Stock so as to affect them adversely, including without limitation changing the voting percentage required for approval by the holders of Convertible Preferred Stock of the foregoing matters, (iv) otherwise to restrict the rights, preferences or privileges of the Convertible Preferred Stock, or (v) to authorize the consolidation or merger of the Corporation with or into another Person (whether or not the Corporation is the Surviving Person), or the sale, assignment, transfer, lease, conveyance or other disposal of all or substantially all of its properties or assets in one or more related transactions to another Person unless: (A) the Corporation is the Surviving Person or the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Convertible Preferred Stock is converted into or exchanged for and becomes shares of the Surviving Person (if other than the Corporation), having in respect of the Surviving Person substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Convertible Preferred Stock had immediately prior to such transaction and such corporation will have no class of shares either authorized or outstanding ranking prior to or on a parity with the Convertible Preferred Stock except the same number of shares ranking prior to or on a parity with the Convertible Preferred Stock and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding any such transaction.

     8. Conversion. (a) Upon the IPO Date, as and to the extent provided in the
        ----------
next sentence of this Section 8(a), shares of Convertible Preferred Stock, including shares issued as dividends and each related Convertible Preferred Stock Right, held by the Initial Purchaser or a Designated Transferee shall be automatically converted, at the Conversion Price (as hereinafter defined), into fully paid and non-assessable shares of Common Stock on the terms and conditions set forth in this Section~8(a), but only to the extent the shares of Common
Stock into which such shares of Convertible Preferred Stock or related Convertible Preferred Stock Rights have been converted are being offered for sale in the Initial Public Offering; provided, however, that if the sale of the related IPO Stock is not consummated within 45 Business Days following the IPO Date, conversion of the shares of Convertible Preferred Stock or Convertible Preferred Stock Rights pursuant to this Section 8(a) shall be ineffective nunc
                                                                            ----
pro tunc as to the number of shares of Common Stock which are not actually  sold
--- ----
in the Initial Public Offering, without further action by the Corporation, the holders of Convertible Preferred Stock or the holders of Common Stock into which such Convertible Preferred Stock or Convertible Preferred Stock Rights were originally converted. The number of shares of Convertible Preferred Stock, including shares issued as dividends and each related Convertible Preferred Stock Right, required to be converted shall be equal to such number as will yield, giving effect to conversion as provided in Section 8(b) at the Conversion Price, a number of shares of Common Stock equal to the number of shares of IPO Stock which are sold in the Initial Public Offering giving rise to the conversion. The conversion of the shares of Convertible Preferred Stock, including shares issued as dividends and each related Convertible Preferred Stock Right, pursuant to this Section 8(a) shall occur without any further action being taken by the Corporation or the holders of Convertible Preferred Stock. Promptly after the occurrence of the IPO Date, the Corporation shall deliver to the holders of the shares of Convertible Preferred Stock written notice of such occurrence (which shall specify the number of such shares required to be converted ("Conversion Shares")), and the holders of the Conversion Shares shall promptly deliver the certificates representing the Conversion Shares in exchange for the certificates representing the IPO Stock.

     (a) At any time following the IPO Date, each share of Convertible Preferred Stock, including additional shares issued as dividends and each related Convertible Preferred Stock Right, shall be convertible at the option of the holder thereof into fully paid and nonassessable shares of Common Stock on the terms and conditions set forth in this Section 8(b), upon surrender to the Corporation of the certificates for the shares to be converted, into a number of fully paid and nonassessable shares of Common Stock equal to the aggregate Liquidation Value of the Convertible Preferred Stock and Convertible Preferred Stock Rights to be converted divided by a conversion price (the "Conversion Price") which initially shall be the Initial Public Offering Price and which shall be subject to adjustment for certain events as hereinafter provided. Conversion of the Convertible Preferred Stock and Convertible Preferred Stock Rights as permitted by Section 8(b) hereof may be effected by any holder thereof upon the surrender to the Corporation at its principal office or at such other office or agency maintained by the Corporation for that purpose of the certificate for the Convertible Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares and related rights in accordance with the provisions of this Section 8(b) and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names.

     (b) The holder of shares of Convertible Preferred Stock will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Convertible Preferred Stock and Convertible Preferred Stock Rights pursuant hereto. As promptly as practicable, and in any event within ten Business Days after the surrender of the certificate or certificates subject to conversion and, if applicable, the receipt of such notice relating thereto and payment of all transfer taxes (or the demonstration to the reasonable satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered
(i) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock to which the holder of shares of Convertible Preferred Stock and Convertible Preferred Stock Rights being converted shall be entitled, (ii) if less than the full number of shares of Convertible Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares and rights being converted, and (iii) payment of all amounts to which a holder is entitled pursuant to Sections 8(d) and 8(f) hereof. Such conversion shall be deemed to have been made (i) in the case of conversion pursuant to Section 8(a), as of the IPO Date, and (ii) in the case of conversion pursuant to Section 8(b), at the close of business on the date of giving of the notice to convert specified in such Section and of such surrender of the certificate or certificates representing the shares of Convertible Preferred Stock to be converted (each, an "Effective Date") so that the rights of the holder thereof as to the shares being converted shall cease as of the Effective Date except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at the Effective Date.

     (c) Upon conversion of any shares of Convertible Preferred Stock or related Convertible Preferred Stock Rights, the holder thereof shall be entitled to receive in additional shares of Convertible Preferred Stock all accrued dividends payable up to and including the date fixed for conversion (including an amount equal to a prorated dividend from the last Dividend Payment Date immediately prior to the date of conversion). The holder of shares of Convertible Preferred Stock at the close of business on a Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof.

     (d) The Corporation shall at all times reserve and keep available, free from liens, charges and security interests and not subject to any preemptive rights, for issuance upon conversion of the Convertible Preferred Stock and related Convertible Preferred Stock Rights such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Convertible Preferred Stock and Convertible Preferred Stock Rights, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Convertible Preferred Stock and Convertible Preferred Stock Rights.

     (e) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Convertible Preferred Stock or related Convertible Preferred Stock Rights. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Convertible Preferred Stock or Convertible Preferred Stock Right, the Corporation shall pay to the holder of such share an amount in cash equal to such fractional interest multiplied by the Current Market Price of the Common Stock on the day of conversion. If more than one share or right shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Value of the shares of Convertible Preferred Stock and Convertible Preferred Stock Rights so surrendered.

     (f) The Conversion Price shall be subject to adjustment as follows:

     (i) In case the Corporation shall at any time or from time to time after the IPO Date (A) pay a dividend or make a distribution in shares of Common Stock or securities convertible into Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock, (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, or (D) otherwise issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Price shall be adjusted so that the holder of any shares of Convertible Preferred Stock and related Convertible Preferred Stock Rights thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Convertible Preferred Stock and related Convertible Preferred Stock Rights been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 8(g)(i) shall become applicable (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution and (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. Such adjustment shall be made successively.

     (ii) In case the Corporation shall after the IPO Date (1) issue securities convertible into or exchangeable for, or warrants, rights or options exercisable for, shares of Common Stock, to all holders of its Common Stock or (2) sell and issue any shares of Common Stock or securities convertible into or exchangeable for, or warrants, rights or options exercisable for, shares of Common Stock (except in a Public Offering), in either case at a price per share (determined, for purposes of the immediately preceding clause (2), in the case of warrants, rights options and convertible and exchangeable securities, by dividing (x) the total amount received or receivable by the Corporation in consideration of the sale and issuance of such warrants, rights, options or convertible or exchangeable securities plus the total consideration payable to the Corporation upon exercise, conversion or exchange thereof by (y) the total number of shares of Common Stock covered by such warrants, rights, options or convertible or exchangeable securities) which is less than 90% of the Current Market Price for the period comprising the 20 consecutive Trading Days commencing on the 30th Trading Day prior to the record date or date of issuance referred to in Section 8(g)(iv)(A) hereof, then, and in each such case, the Conversion Price shall be reduced in accordance with the following formula:


                                 (N x P)
                                 ------
                   AC = C  x   O +( M )
                               --------
                                 O + N

     where
        AC = the adjusted Conversion Price.
        C =      the current Conversion Price.
        O =      the number of shares of Common Stock outstanding on the record date or the issue date,as the case may be.
        N =      the number of additional shares of Common Stock
                 offered.
        P =      the offering price per share of the additional shares.
        M =      the Current Market Price of Common Stock for the period
                 described above ending on the record date or the issue date, as the case may be.

     Notwithstanding the foregoing, adjustments resulting from securities convertible into or exchangeable for, or warrants, rights or options exchangeable for, shares of Common Stock which are also subject to Section 8(g)(iii) hereof shall be calculated in accordance with the provisions of such section.

     (iii) In case the Corporation shall after the IPO Date (1) issue securities convertible into or exchangeable for, or warrants, rights or options exercisable for shares of Common Stock, to all holders of its Common Stock or (2) sell and issue any shares of Common Stock or securities convertible into or exchangeable for, or warrants, rights, or options exercisable for, shares of Common Stock (except in a Public Offering) in either case at a price per share (determined, for purposes of the immediately preceding clause (2), in the case of warrants, rights, options and Convertible and exchangeable securities, by dividing (x) the total amount received or receivable by the Corporation in consideration of the sale and issuance of such warrants, rights, options or convertible or exchangeable securities plus the total consideration payable to the Corporation upon exercise, conversion or exchange thereof by (y) the total number of shares of Common Stock covered by such warrants, rights, options or convertible or exchangeable securities) which is less than the Conversion Price then in effect, such Conversion Price shall be reduced to equal the price determined by multiplying the Conversion Price then in effect by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the record date or date of issuance referred to in
Section 8(g)(iv)(A) hereof (without giving effect to any such issuance) and (y) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Common Stock (or convertible or exchangeable securities or warrants, rights or options) issued would purchase at the Conversion Price then in effect and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on such record date or date of issuance and (B) the number of shares of Common Stock issued (or into which such convertible or exchangeable securities or warrants, rights or options may be converted, exchanged or exercised).

     (iv) (A) For the purposes of adjustments required as a result of Sections 8(g)(ii)(2) and 8(g)(iii)(2) hereof, the shares of Common Stock which the holder of any such warrants, rights, options or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance, and the consideration received or receivable by the Corporation therefor shall be deemed to be the consideration received or receivable by the Corporation (plus any discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock purchasable thereby. In case the Corporation shall sell and issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share," "consideration payable to the Corporation" and the "consideration received or receivable by the Corporation" for purposes of the first sentence of Section 8(g)(ii) and 8(g)(iii) hereof and the immediately preceding sentence of this Section 8(g)(iv)(A), the Board of Directors shall determine, in its discretion, the fair value of said property, and such determination, if made in good faith, shall be binding. The adjustments set forth in Sections 8(g)(ii) and 8(g)(iii) shall be made successively whenever any such Common Stock, rights, option, warrants or convertible or exchangeable securities are issued, and shall become effective
(i) in the case of Sections 8(g)(ii)(1) and 8(g)(iii)(1), hereof, immediately after the record date for the determination of stockholders entitled to receive the rights, options, warrants or convertible or exchangeable securities and (ii) in the case of Sections 8(g)(ii)(2) and 8(g)(iii)(2) hereof on the date of issuance thereof.

     (B) Upon the expiration of any rights, options, warrants or convertible or exchangeable securities issued by the Corporation which caused a reduction to the Conversion Price pursuant to Sections 8(g)(ii)(1) and 8(g)(iii)(1) hereof, if any thereof shall not have been exercised, then the Conversion Price shall be increased by the amount of the initial reduction of the Conversion Price pursuant to such Sections in respect of such expired rights, options, warrants or convertible or exchangeable securities.

     (C) Neither (1) the issuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to (x) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to Section 8(g)(i) hereof or (y) the exercise of any convertible security, warrant, right or option outstanding as of the IPO Date (including the Convertible Preferred Stock), (2) the issuance of shares of Convertible Preferred Stock in payment of dividends on shares of such stock or the issuance of shares of Common Stock upon conversion of such shares, nor (3) the issuance of options, warrants or restricted shares of Common Stock to directors or members of the management of the Corporation or its subsidiaries pursuant to management incentive plans or stock option plans or other similar plans in effect from time to time, nor (4) shares of Common Stock, warrants, rights, options or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock issued in any of the transactions described in Sections 8(g)(ii)(1) or 8(g)(iii)(1) hereof, shall be deemed to constitute an issuance of Common Stock, convertible or exchange securities, warrants, rights or options by the Corporation for purposes of Sections 8(g)(ii)(2) and 8(g)(iii)(2). All shares of Common Stock issued and all shares of Common Stock reserved for issuance pursuant to any outstanding convertible securities (including the Convertible Preferred Stock), warrants, rights or options deemed not to constitute an issuance pursuant to the previous sentence shall nevertheless be deemed to be outstanding for all computations pursuant to this Section 8(g) until such shares are no longer outstanding or such convertible securities warrants, rights or options shall expire.

     (v) In case the Corporation shall at any time or from time to time after the IPO Date declare, order, pay or make a dividend or other distribution (including without limitation any distribution of stock or other securities, evidences of indebtedness, property or assets or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries) on its Common Stock (other than (A) regular quarterly dividends payable in cash, (B) dividends or distributions of shares of Common Stock referred to in Section 8(g)(i) hereof, or (C) dividends and distributions, referred to in Section 8(g)(ii)(1) and 8(g)(iii)(1) hereof) (any of the foregoing other than the items specified in clauses (A), (B) and (C) referred to as "Securities or Assets"), then and in each such case, unless the Corporation elects to reserve shares or other units of such Securities or Assets for distribution to the holders of the Convertible Preferred Stock upon the conversion of the shares of Convertible Preferred Stock and related Convertible Preferred Stock Rights so that any such holder converting shares of Convertible Preferred Stock and related Convertible Preferred Stock Rights will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities or Assets which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities or Assets, converted its shares of Convertible Preferred Stock and related Convertible Preferred Stock Rights into Common Stock, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price for the period comprising the 20 consecutive Trading Days commencing on the 30th Trading Day prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution less the then fair market value (as determined by the Board in good faith) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and of which the denominator shall be the Current Market Price of the Common Stock on such record date; provided, however, that if the then fair market value (as so
               --------   -------
determined) of the portion of the Securities or Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of the Convertible Preferred Stock and related Convertible Preferred Stock Right shall have the right to receive the amount and kind of Securities or Assets which such holder would have received had such holder converted each such share of the Convertible Preferred Stock and related Convertible Preferred Stock Right immediately prior to the record date for the distribution of the Securities or Assets. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

     (vi) For purposes of this Section 8(g), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

     (vii) All calculations of the Conversion Price pursuant to this Section 8(g) shall be made to the nearest cent. Anything in this Section 8(g) to the contrary notwithstanding, (A) the Corporation shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a reduction of the Conversion Price of at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to reduce the Conversion Price by at least 1%, such reduction in Conversion Price shall thereupon be given effect and (B) except as set forth in Section 8(g)(iv)(B) hereof, in no event shall the then current Conversion Price be increased as a result of any calculation made at any time pursuant to this Section 8(g).

     (g) In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification to which
Section 8(g)(i) hereof shall apply), or in case of any merger or consolidation of the Corporation with or into another Person, or in case of any sale or conveyance to another Person of all or substantially all of the assets of the Corporation (each of the foregoing being referred to as a "Transaction"), each share of Convertible Preferred Stock and related Convertible Preferred Stock Right then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Convertible Preferred Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction).

     Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, (i) the Surviving Person shall agree that the shares of Convertible Preferred Stock shall be treated as provided in the first paragraph of this Section 8(h) and the agreements governing such Transaction shall so provide, and (ii) the Surviving Person thereof shall assume, by written instrument mailed, by first-class mail, postage prepaid, to each holder of shares of Convertible Preferred Stock at such holder's address as it appears in the records of the Corporation, the obligation to deliver to such holder such cash or other securities to which, in accordance with the foregoing provisions, such holder is entitled and such Surviving Person shall have mailed, by first-class mail, postage prepaid, to each holder of shares of Convertible Preferred Stock at such holder's address as it appears in the records of the Corporation, an opinion of independent counsel for such Person stating that such assumption agreement is a valid, binding and enforceable agreement of the Surviving Person.

     (h) In any case, if necessary, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section~8 with respect to rights and interests thereafter of the holders of shares of Convertible Preferred Stock to the end that the provisions set forth herein for the protection of the conversion rights of Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities (other than the Common Stock) and property deliverable upon conversion of the shares of Convertible Preferred Stock remaining outstanding with such adjustments in the Conversion Price and such other adjustments in the provisions hereof as the Board of Directors shall in good faith determine to be appropriate. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section~8 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

     (i)  If  the  Corporation   shall  pay  any  dividend  or  make  any  other
distribution to the holders of its Common Stock (other than regular quarterly dividends payable in cash) or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any Transaction, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 10 days, prior written notice to the holders of Convertible Preferred Stock by first-class mail, postage prepaid, to each holder at its address as it appears in the records of the Corporation of the earlier of the dates on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such Transaction, dissolution, liquidation or winding up shall take place; provided, that in the case of any
                                              --------
Transaction to which Section 8(h) hereof apply, the Corporation shall give at least 30 days, and no more than 60 days, prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or
other  property   deliverable   upon  such   reorganization,
reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

     9. Reports as to Adjustments  Upon the occurrence of any event specified in
        -------------------------
Section 8(g) hereof that would result in any adjustment of the Conversion Price, then, and in each such case, the Corporation shall promptly deliver by first-class mail, postage prepaid to each holder at its address as it appears in the records of the Corporation, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the conversion rate then in effect following such adjustment. Where appropriate, such notice to the holders of Convertible
Preferred Stock may be given in advance and included as part of the notice required pursuant to Section 8(j) hereof.

     10.  Certain  Covenants.  Any  holder of  Convertible  Preferred  Stock may
          ------------------
proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     11.  Definitions.  For the purposes of this Article V,  the following terms
          -----------
shall have the meanings indicated:

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Convertible Preferred Stock Right" shall mean with respect to any shares of Convertible Preferred Stock, at any time, each share, or fraction thereof, of Convertible Preferred Stock representing an amount equal to any unpaid dividends on a share of such Convertible Preferred Stock accrued beginning on the Specific Issue Date relating to such shares.

     "Current Market Price," when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period, shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported, in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock or such other securities are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean (a)the Initial Public Offering Price for purposes of any determination made in connection with a transaction contemplated by Section 8(a), or (b) the fair market value per share of Common Stock or of such other securities as determined by an independent investment banking firm with an established national reputation as a valuer of equity securities selected by the Corporation.

     "Designated   Transferee"  shall  mean  any  Person  to  whom  the  Initial
Purchasers or any Designated Transferee shall have sold or otherwise transferred shares of Convertible Preferred Stock.

     "Effective Date" shall have the meaning set forth in Section 8(c) hereof.

     "Initial Public Offering" shall mean the first registration of Common Stock under the Securities Act (other than any such registration (a) on Form S-4 or S-8 or any successor or similar forms, or (b) filed in connection with an exchange offer or any offering of Common Stock solely to the Corporation's existing stockholders) which becomes effective and under which shares of Common Stock are sold to the public and for which a closing occurs.

     "Initial Public Offering Price" shall mean the price per share at which shares of Common Stock are sold to the public in the Initial Public Offering, less underwriting discounts and commissions.

     "Initial Purchaser" shall mean Bradley N. Rotter.

     "IPO Date" shall mean the date on which the Securities and Exchange Commission shall have declared effective the registration statement filed with respect to the Initial Public Offering in which the Corporation is offering shares of Common Stock and the Initial Purchaser or a Designated Transferee is offering shares of Common Stock owned beneficially or of record by the Initial Purchaser or a Designated Transferee.

     "IPO Stock" shall mean the shares of Common Stock issued upon conversion of Convertible Preferred Stock or Convertible Preferred Stock Rights which are offered by the Initial Purchaser or a Designated Transferee in the Initial Public Offering.

     "Issue Date" shall mean the first date on which shares of Convertible Preferred Stock are issued.

     "Junior Securities" shall have the meaning set forth in Section 2 hereof.

     "Parity Securities" shall have the meaning set forth in Section 2 hereof.

     "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Public Offering" shall mean a registration of Common Stock under the Securities Act (other than any such registration (a) on Form S-4 or S-8 or any successor or similar forms, or (b) filed in connection with an exchange offer or any offering of Common Stock solely to the Corporation's existing security holders) which becomes effective and under which shares of Common Stock are sold to the public and shall include an Initial Public Offering.

     "Securities Act" shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     "Specific Issue Date" shall mean, with respect to any shares of Convertible Preferred Stock, the date on which such shares of Convertible Preferred Stock are issued.
                                 -14-

     "Surviving Person" shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, but in connection with which the Convertible Preferred Stock or Common Stock of the Corporation is exchanged or converted into the securities of any other Person or the right to receive cash or any other property.

     "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

     "Transaction" shall have the meaning set forth in Section~8(h).


                                   ARTICLE VI
                                   ==========



     12. Number of Directors.  Subject to the rights,  if any, of the holders of
         -------------------
any  series  of  the  Preferred  Stock  to  elect  additional   directors  under
circumstances specified in a Preferred Stock Designation, the number of directors of the Corporation shall be fixed from time to time by or in the manner provided in the By-Laws of the Corporation (the "By-Laws").

     13. No Cumulative  Voting.  Cumulative  voting by the  stockholders  of the
         ---------------------
Corporation at any election for directors of the Corporation is hereby prohibited.

     14. Classified Board of Directors. The directors of the Corporation,  other
         -----------------------------
than those who may be elected by the holders of any series of the Preferred Stock, will be classified with respect to the time for which they hold office into three classes designated, respectively, Class 1, Class 2 and Class 3. The number of directors from time to time in office shall be divided as nearly as possible equally among the three classes. The directors first appointed to Class 1, Class 2 and Class 3 will hold office for a term expiring at the annual meeting of stockholders to be held in 1996, 1997 and 1998, respectively, with the members of each class to hold office until their successors are elected and qualified. Directors may be elected by stockholders only at a meeting of stockholders. At each annual meeting of stockholders of the Corporation, the successors of the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     15.  Nomination  of  Director  Candidates.  Advance  notice of  stockholder
          ------------------------------------
nominations for the election of directors must be given in the manner provided in the By-Laws of the Corporation.

     16. Newly Created  Directorships  and Vacancies.  Subject to the rights, if
         -------------------------------------------
any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from any cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.

     17. Removal. Subject to the rights, if any, of the holders of any series of
         -------
Preferred Stock in respect of the election of additional directors under circumstances specified in a Preferred Stock Designation, any director may be removed from office (a) by the Board as provided in the By-Laws and (b) by the stockholders only for cause and only in the manner provided in this Section 6. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a director or directors is among the purposes of the meeting, the affirmative vote of the holders of at least 66_% of the outstanding Voting Stock, voting together as a single class, may remove such director or directors for cause. For the purposes of this Certificate of Incorporation, "Voting Stock" means stock of the Company of any class or series entitled to vote generally in the election of directors.

     18. Election of Directors  Without  Written Ballot.  Elections of directors
         ----------------------------------------------
need not be by written ballot except and to the extent provided by the By-laws.

     19. Amendments.  Notwithstanding any other provision of this Certificate of
         ----------
Incorporation, the affirmative vote of the holders of at least 66_% of the outstanding Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this
Article VI.

                                   ARTICLE VII
                                   ============

     Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation, as an employee or agent of the Corporation or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the DGCL or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article VII (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of the Board of Directors of the Corporation (whether or not the directors approving such contract are or are to be parties to such contract or similar contracts), and
(b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article VII. Without limiting the generality or the effect of the foregoing, the Corporation may adopt By-Laws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this
Article  VII or the  DGCL.  Notwithstanding  anything  to the  contrary  in this
Article VII, in the event that the Corporation enters into a contract with any person providing for indemnification of such person, the provisions of such contract will exclusively govern the Company's obligations in respect of indemnification for or advancement of fees or disbursements of such person's counsel or any other professional engaged by such person. Any amendment or repeal of, or adoption of any provisions inconsistent with, this Article VII will not adversely affect any right or protection existing hereunder, or arising out of events occurring or circumstances existing, prior to such amendment, repeal, or adoption and no such amendment, repeal, or adoption, will affect the legality, validity, or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal, or adoption.

                                  ARTICLE VIII
                                  =============

     To the fullest extent permitted by the DGCL or any other applicable law currently or hereinafter in effect, no director shall be personally liable to the Corporation or any stockholder for monetary damages for or with respect to any acts or omissions in the performance of his or her duties as a director of the

     Corporation. Any repeal or modification of this Article VIII will not adversely affect any right or protection of a director of the Corporation existing prior to such repeal or modification.

                                   ARTICLE IX
                                   ===========

     In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the DGCL or other statute or laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend and repeal any one or more provisions of the By-Laws of the
Corporation without any action on the part of the stockholders, but the stockholders may make additional By-Laws and may later amend or repeal any one or more provisions of the By-Laws, whether adopted by them or otherwise. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 1.1, 1.3, 1.9, 2.1, 2.2, 2.3, 2.4 and
5.5 of the By-Laws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, except upon the affirmative vote of the holders of at least 66_% of the outstanding Voting Stock, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66_% of the outstanding Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article IX.

     IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed in its name and on its behalf by a duly authorized officer.

                                               POINT WEST CAPITAL CORPORATION
                                               (F/K/A DIGNITY PARTNERS, INC.)



                                               By: /s/Alan B. Perper
                                               --------------------------------
                                                  Alan B. Perper
                                                  President

ATTEST:


/s/John Ward Rotter
--------------------------------
John Ward Rotter
Secretary